UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-12983 (Commission File Number)	06-1398235 (IRS Employer Identification No.)

4 Tesseneer Drive Highland Heights, Kentucky 41076-9753 (Address of principal executive offices, including zip code)

(859) 572-8000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2015, at the General Cable Corporation (the “Company”) 2015 Annual Meeting of Stockholders, stockholders approved the General Cable Corporation Stock Incentive Plan (the “Amended Plan”).  The Amended Plan is an amendment and restatement of the General Cable Corporation 2005 Stock Incentive Plan. A summary of the material terms of the Amended Plan is incorporated herein by reference from pages 77-86 of the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, as filed with the SEC on March 30, 2015 (the “2015 Proxy Statement”). The summary of the Amended Plan included in the 2015 Proxy Statement is not intended to be complete and is qualified in its entirety by reference to the Amended Plan, which is attached as Exhibit B to the 2015 Proxy Statement, and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 14, 2015, the Company held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, stockholders voted on and approved four proposals, each of which is described in more detail in the 2015 Proxy Statement. The final results of the stockholder vote were as follows:
Proposal 1 - Election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Sallie B. Bailey	33,200,234	552,214	184,634	7,236,854
Ned Hall	33,097,365	644,643	195,074	7,236,854
Gregory B. Kenny	28,392,598	5,480,414	64,070	7,236,854
Gregory E. Lawton	30,810,388	2,974,076	152,618	7,236,854
Craig P. Omtvedt	30,859,507	2,937,943	139,632	7,236,854
Patrick M. Prevost	32,960,149	841,561	135,372	7,236,854
John E. Welsh, III	30,785,036	3,023,827	128,219	7,236,854
Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015:

For	Against	Abstain	Broker Non-Votes
39,188,132	1,969,654	16,150	—
Proposal 3 - Advisory approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
30,397,685	3,417,774	121,623	7,236,854
Proposal 4 - Approval of the Amended and Restated Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
31,105,616	2,660,396	171,070	7,236,854

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

May 19, 2015	By:	/s/ EMERSON C. MOSER
Emerson C. Moser
Senior Vice President, General Counsel and Corporate Secretary